UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): OCTOBER 28, 2008

DIONEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-11250	94-2647429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Titan Way, Sunnyvale, CA	94088
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 737-0700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 9.01. Financial Statements and Exhibits.

SIGNATURE
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.
On October 28, 2008, the Board of Directors approved a form of indemnification agreement for the directors and executive officers of Dionex Corporation (the “Company”). The Company expects each of its directors and executive officers to execute this indemnification agreement, substantially in the form approved. Under the form of indemnification agreement:
• Directors and officers are indemnified against expenses, judgments and other losses resulting from investigating, defending, being a witness in or participating in or preparing to defend, be a witness in or participate in, any legal proceeding by virtue of having served as a director or officer of the Company, a director or officer of a subsidiary of the Company or as a director or officer of another company at the request of the Company.
• The Company will advance expenses incurred by directors and officers in defending against such proceedings.
• Indemnification is not available for acts constituting bad faith or in a manner opposed to the best interests of the Company, for most proceedings brought directly by a director or officer, to the extent prohibited by applicable law, or in connection with certain securities law claims.
The foregoing description is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

10.1	Form of Indemnification Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIONEX CORPORATION
Dated: November 3, 2008	By:	/s/ Craig A. McCollam
Craig A. McCollam
Sr. Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Form of Indemnification Agreement.